AMENDMENT NUMBER ONE TO SUBPRIME AGREEMENT
              FOR DISTRIBUTION, MARKETING, FACILITIES, AND SERVICES

         This AMENDMENT NUMBER ONE TO SUBPRIME AGREEMENT FOR DISTRIBUTION, MARKETING, FACILITIES, AND SERVICES (the "Amendment") is entered into as of July ____, 1999 ("Effective Date"), between INTUIT LENDER SERVICES, INC., a Delaware corporation, with its principal place of business at 2535 Garcia Avenue, Mountain View, CA 94043 ("ILSI"), and MORTGAGE.COM, INC. (f/k/a FIRST MORTGAGE NETWORK, INC. or FMN), a Florida corporation, with its principal place of business at 8751 Broward Blvd, Plantation, FL, 33324 ("MDC").
ILSI and MDC are hereinafter referred to as the "Parties."

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Parties entered into a SUBPRIME AGREEMENT FOR DISTRIBUTION, MARKETING, FACILITIES, AND SERVICES (the "Agreement") as of May 26, 1999 and desire to amend the Agreement as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

2. Section 3.3 is deleted and the following replacement section shall be inserted in its place:

         3.3 Conversion Ratios for Subprime Loans. The following minimum performance standards shall apply to MDC's conversion of Subprime Loans from the indicated stage or category, to a closed and funded loan.


                  (i)      Inquiry Stage:  **.
                  (ii)     Prequalification Stage:  **.
                  (iii)    Application Stage:  **.


         (a) The parties agree that ILSI will not provide pricing for Subprime Loans online for five (5) months from the Commencement Date (or such earlier or later date as the parties subsequently agree in writing). Therefore, all loans closed and funded during that period will be deemed to be Inquiry Stage loans.

         (b) If, MDC does not achieve the conversion ratios set forth above for three (3) consecutive months (based upon a blended average of the categories), then, upon notice from ILSI, MDC shall have ninety (90) days to cure the shortfall in conversions. If MDC fails to cure such shortfall during the cure period, ILSI shall have the right to terminate this Agreement in accordance with
Article VIII.

4.       Paragraph 4.2 is deleted and restated in its entirety as follows:

         4.2 Signing and Exclusivity Fee. MDC shall pay ILSI a nonrefundable fee of ** on August 10, 1999, provided that ILSI has begun offering Subprime Loans on

** indicates information which has been omitted pursuant to a confidential treatment request filed separately with the Commission.


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         the Website on or before that date. Furthermore, MDC shall pay ILSI a non-refundable exclusivity fee in the aggregate amount of **, payable in three equal installments on the first day of each Contract Year for the first three Contract Years. Thereafter, MDC shall pay ILSI a non-refundable exclusivity fee in the amount of ** for each successive Contract Year on the first day of each such year. The Signing and Exclusivity Fee shall be prorated in the event of termination of this Agreement by ILSI prior to the expiration of the Initial Term or any successive Contract Year and any amount due MDC shall be paid within thirty days of the termination date.

5. Paragraph 8.2 of the Agreement is deleted and the following replacement section shall be inserted in its place:

         8.2 Termination. This Agreement may be terminated by written notice by either party prior to the end of the Term due to one of the following Events of Default, after giving the defaulting party the applicable notice and opportunity to cure set forth below:

         (a) Termination for Breach. If a party breaches a material term or condition of this Agreement, the non-defaulting party must give the defaulting party written notice of the breach. If the breach is of a monetary nature, the defaulting party will have five (5) business days to cure the default. Otherwise, the defaulting party will have thirty
         (30) days to cure the default. The non-defaulting party may terminate this Agreement at the expiration of the applicable cure period if the breach is not cured within the given cure period.


         (b) Change in Control. If MDC merges with, or is acquired by, a third party, and, in the reasonable opinion of ILSI, such change in control materially adversely affects MDC's ability to perform under this Agreement, then ILSI may terminate this Agreement after giving three
         (3), months' prior written notice. This provision shall specifically exclude mergers in which MDC is the surviving entity.

         (c) Change in Financial Condition. If MDC undergoes a material change in financial condition such that it is unable to meet its obligations under this Agreement, ILSI may terminate this Agreement if, after giving MDC written notice and a 15-day opportunity to cure, MDC's financial condition has not been restored to the extent that it can perform its obligations hereunder; provided however, that if the adverse change in MDC's financial condition results in MDC's failure to fund loans as and when scheduled for three (3) consecutive days, ILSI may thereafter immediately terminate this Agreement and at its option, seek alternative funding for the affected loans.

         (d) Termination for Failure of Performance in Achieving Conversion. If MDC does not meet minimum requirements for converting Subprime Loans as set forth in Section 3.3, ILSI shall notify MDC in writing. Thereafter, MDC shall have ninety (90) days after notice to cure such shortfall. If MDC has failed to cure the shortfall during the ninety (90) day cure period, then ILSI may terminate this Agreement after six (6) months prior written notice to MDC.

         (e) Termination For Insufficient Volume. If ILSI does not achieve at least ** of the minimum number of Submissions of Subprime Loans to MDC as described in Section 3.2 for three (3) consecutive months, MDC shall notify ILSI in

** indicates information which has been omitted pursuant to a confidential treatment request filed separately with the Commission.


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

         writing of the shortfall. Thereafter, ILSI shall have ** days after notice to cure the shortfall. If ILSI fails to cure the shortfall during the ** cure period, and for six (6) consecutive months thereafter, then MDC may terminate this Agreement after giving six (6) months prior written notice to ILSI.

         (f) Bankruptcy. In the event of the occurrence of any of the following events, the non-defaulting party may terminate this Agreement immediately upon giving prior written notice to the defaulting party:


                  (i) the commencement of any bankruptcy, insolvency, reorganization, dissolution, liquidation of debt, receivership or conservatorship proceeding or other similar proceeding under federal or state bankruptcy, debtors relief, bank regulatory or other law by or against either party; or

                  (ii) the appointment of a receiver, conservator, trustee or similar officer to take charge of, a substantial part of the property of either party.


         (g)      Termination Without Cause.

                  (i) By ILSI. At any time during the Term commencing three (3) months from the date of this Amendment Number One, ILSI will have the right, with or without cause, to terminate this Agreement upon nine (9) months prior written notice to MDC. In such event MDC will have no other remedies, and ILSI will have no other obligations, under this Agreement following the effective date of such termination; provided, however, that during such nine (9) month notice period, MDC shall continue to process, underwrite and close Subprime Loans in accordance with the performance criteria established in this Amendment Number One even if such closings extend beyond the termination date.

                  (ii) By MDC. At any time during the Term, MDC shall have the right, with or without cause, to terminate this Agreement upon twelve months (12) months prior written notice to ILSI. In such event ILSI will have no other remedies, and MDC will have no other obligations under this Agreement following the effective date of such termination; provided, however, that during such twelve (12) month notice period, ILSI will continue to perform its obligations under the Agreement, and MDC shall continue to process, underwrite and close Subprime Loans in accordance with the performance criteria established in this Amendment Number One even if such closings extend beyond the termination date.

         (h) Termination With or Without Cause. If either party terminates this Agreement with or without cause in accordance with the provisions of this Agreement, both parties shall be immediately relieved of any exclusivity restrictions imposed upon them by this Agreement. In the event of termination with or without cause, the Guaranteed Submissions obligation of ILSI established under Section 3.2 of the Agreement shall be reduced by a steady rate over the period between the date of the notice of termination and the date of termination such that the number of ILSI Submissions is obligated to transmit to MDC for funding and processing is reduced by one-ninth (1/9) each month. (e.g., 1/9th reduction for the first

** indicates information which has been omitted pursuant to a confidential treatment request filed separately with the Commission.

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

         month, 2/9ths reduction for the second month, etc.) In the event that this agreement is terminated by MDC then the same incremental reduction in ILSI's obligation to transmit loans to MDC shall apply except that the reductions shall be ovet 12 months rather than nine.

         (i) Non-exclusive Remedy. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

6. Except as specifically set forth in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement after the date hereof shall automatically be deemed to include this Amendment, and, accordingly, without limiting the generality of this sentence, it is understood and agreed that the defined term "Agreement" includes, collectively, the Agreement and this Amendment. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of the Agreement shall control.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.


         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed and delivered by its duly authorized officer as of the date first written above.


INTUIT LENDER SERVICES, INC.                         MORTGAGE.COM, INC.


By________________________________          By_______________________________
Name_____________________________           Name_____________________________
Title_______________________________        Title______________________________



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